UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 27, 2026

Hashdex Nasdaq CME Crypto Index ETF

(Exact name of registrant specified in its charter)

Delaware	001-42511	33-2103856
(State or Other Jurisdiction Of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19 West 44th Street, Suite 200

New York, NY 10036

(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code: (866) 403-5272

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Shares of Beneficial Interest of Hashdex Nasdaq CME Crypto Index ETF	NCIQ	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 - Entry into a Material Definitive Agreement.

On October 27, 2026, Jane Street Capital, LLC (the “Authorized Participant”) entered into an Authorized Participant Agreement (“JS Authorized Participant Agreement”), which was acknowledged and agreed to by Hashdex Nasdaq CME Crypto Index ETF (the “Trust”) and Hashdex Asset Management Ltd., as sponsor of the Trust (the “Sponsor”). The JS Authorized Participant Agreement sets forth the procedures by which the Authorized Participant may create and redeem Baskets of Common Shares. Jane Street Capital, LLC is one of the Trust’s Authorized Participants.

The foregoing description of the JS Authorized Participant Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the JS Authorized Participant Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Authorized Participant Agreement, dated as of October 27, 2026, by and among Jane Street Capital, LLC, Hashdex Nasdaq CME Crypto Index ETF, and Hashdex Asset Management Ltd.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 30, 2026	HASHDEX NASDAQ CME CRYPTO INDEX ETF

	By:	/s/ Samir Elias Hachem Kerbage
	Name:	Samir Elias Hachem Kerbage
	Title:	Director of the Sponsor (Principal Finance Officer and Principal Accounting Officer)

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